Exhibit 99.1


           [LOGO - ConocoPhillips] [LOGO - BURLINGTON RESOURCES]

FOR IMMEDIATE RELEASE

 CONOCOPHILLIPS TO ACQUIRE BURLINGTON RESOURCES IN $35.6 BILLION TRANSACTION
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 BURLINGTON RESOURCES' GAS RESERVES AND PRODUCTION PROVIDE EXCELLENT STRATEGIC
              FIT WITH CONOCOPHILLIPS' GLOBAL ENERGY PORTFOLIO

  CONOCOPHILLIPS TO BECOME A LEADING NATURAL GAS PRODUCER IN NORTH AMERICA

Houston, Texas (December 12, 2005) - ConocoPhillips (NYSE: COP) and Burlington Resources Inc. (NYSE: BR) announced today they have signed a definitive agreement under which ConocoPhillips will acquire Burlington Resources in a transaction valued at $35.6 billion. The transaction, upon approval by Burlington Resources shareholders, will provide ConocoPhillips with extensive, high quality natural gas exploration and production assets, primarily located in North America. The Burlington Resources portfolio provides a strong complement to ConocoPhillips' global portfolio of integrated exploration, production, refining and energy transportation operations, thereby positioning the combined company for future growth.

Under the terms of the agreement, Burlington Resources shareholders will receive in the merger $46.50 in cash and 0.7214 shares of ConocoPhillips common stock for each Burlington Resources share they own. This represents a transaction value of $92 per share, based on the closing price of ConocoPhillips shares on Friday, December 9, 2005, the last unaffected day of trading prior to this announcement. The transaction preserves ConocoPhillips' strong financial base, flexibility and cash flow, and enables the company to continue its aggressive capital investment program, including the funding of a substantial Exploration and Production and Refining program.

Burlington Resources is one of the world's leading independent exploration and production companies, and holds one of the industry's leading positions in North American natural gas reserves and production. At December 31, 2004, Burlington Resources had total reserves of 2,001 MMBOE (million barrels of oil equivalent). In addition, Burlington Resources has estimated 2005 production of approximately 475 MBOE/d (thousand barrels of oil equivalent per day), and access to significant conventional and unconventional resources.

Together, ConocoPhillips and Burlington Resources will have:

o Pro-forma reserves of 10.5 BBOE as of December 31, 2004, excluding 0.3 BBOE associated with ConocoPhillips' Syncrude operations, of which 52 percent is in North America; and

o Pro-forma 2005 production of 2.3 MMBOE/d, including LUKOIL and Syncrude, of which 50 percent is in North America.

Jim Mulva, Chairman and Chief Executive Officer of ConocoPhillips, said:
"We are very pleased to have reached this agreement with Burlington Resources, and are excited about the opportunities it provides our respective companies and shareholders. With this transaction, ConocoPhillips will expand our portfolio of high quality, low-risk, longlived gas reserves, and become a leading producer of natural gas in North America. The transaction also enhances ConocoPhillips production growth and North American gas supply position both in the near-term, through projects involving conventional and unconventional resources, and in the long-term through LNG (liquefied natural gas) and Arctic gas projects. In addition, the broader Burlington Resources portfolio is an excellent complement to our integrated oil and gas portfolio, and significantly increases our weighting in OECD (Organization for Economic Co-operation and Development) country assets. The transaction will not only provide Burlington Resources shareholders with a meaningful immediate premium to the value of their shares, but also enables them to continue to benefit as investors in the future growth of ConocoPhillips. We will continue to invest in our growth for the benefit of our current and future investors. Burlington Resources is an efficient, well-run exploration and production organization, and we look forward to an exciting future of growth together."

Bobby S. Shackouls, Chairman, President and Chief Executive Officer of Burlington Resources, said, "The combination of ConocoPhillips and Burlington Resources recognizes the substantial value we have created and acknowledges the success of our employees in building a great company with a strong asset base. Of equal importance, this transaction allows our shareholders, customers and employees to participate in the future growth of ConocoPhillips, a company that has the scale and scope to supply consumers from every facet of the oil and gas industry more efficiently."

Based on the closing market prices for the shares of both companies December 9, and their debt levels as of September 30, 2005, the combination of ConocoPhillips and Burlington Resources would have an enterprise value of $135 billion ($106 billion of equity; $29 billion of net debt and preferred securities). Existing ConocoPhillips shareholders will own about 83 percent of ConocoPhillips following the transaction, and Burlington Resources shareholders will own approximately 17 percent.

ConocoPhillips will fund its acquisition of Burlington Resources through existing cash on hand, existing credit facilities, and new additional bank and bond debt. The company plans to use cash from operations in the years ahead to reduce its outstanding debt.

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The transaction, based on 2006 First Call estimates, is expected to be accretive to nearterm production growth and cash flow per share, and slightly dilutive to ConocoPhillips near-term earnings per share. ConocoPhillips expects to achieve synergies and pre-tax cost savings of approximately $375 million annually after the operations of the two companies are fully integrated. These savings will result largely from reducing corporate expenses, optimizing the company's exploration portfolio, and reducing operating expenses.

Upon completion of the merger, Mr. Shackouls and Steven J. Shapiro, Executive Vice President, Finance and Corporate Development, will retire, and Randy L. Limbacher, currently Burlington Resources Executive Vice President and Chief Operating Officer, will become Executive Vice President responsible for North and South America, reporting to Mr. Mulva. William B. Berry, presently ConocoPhillips' Executive Vice President-Exploration and Production, will become Executive Vice President responsible for Europe, Asia, Africa and the Middle East, also reporting to Mr. Mulva. Mr. Shackouls and William E. Wade, currently an independent director of Burlington Resources, will join ConocoPhillips's Board of Directors. A transition team has been formed and will be led by Mr. Limbacher of Burlington Resources, and John E. Lowe, ConocoPhillips' Executive Vice President-Planning, Strategy and Corporate Affairs.

The acquisition is conditioned upon, among other things, the approval of Burlington Resources shareholders and customary regulatory approvals. The transaction is expected to be completed in the first half of 2006.

Goldman, Sachs & Co. and Citigroup Global Markets Inc. acted as financial advisors, and Wachtell, Lipton, Rosen & Katz acted as legal counsel to ConocoPhillips. Morgan Stanley and J.P. Morgan Securities Inc. acted as financial advisors, and Fried, Frank, Harris, Shriver & Jacobson LLP acted as legal counsel to Burlington Resources.

ADDITIONAL INFORMATION

NOTE TO INVESTMENT COMMUNITY: There will be an investment community presentation tomorrow, Tuesday, December 13 at 8:30 a.m. EST. A webcast of the presentation with slides will be available in a listen-only mode to individual investors, media and other interested parties on the Internet at www.ConocoPhillips.com and www.br-inc.com.

NOTE TO NEWS MEDIA: There will be a telephonic Media Q&A at 10:30 am -11:00 a.m. EST. Those wishing to participate should dial 877-707-9631 (North America) or 785-832-0201 (International) approximately 5 minutes before the call.

Today's news release, along with other information about ConocoPhillips and Burlington Resources, is also available on the Internet at www.ConocoPhillips.com and www.br-inc.com.

ABOUT BURLINGTON RESOURCES

Burlington Resources ranks among the world's largest independent oil and gas companies, and holds one of the industry's leading positions in North American natural gas reserves and production. Headquartered in Houston, Texas, the company conducts exploration, production and development operations in the U.S., Canada, the United Kingdom, Africa, China and South America. For additional information see the Burlington Resources Web site at www.br-inc.com.

FORWARD-LOOKING STATEMENTS
This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the company's periodic reports filed with the Securities and Exchange Commission.

ABOUT CONOCOPHILLIPS

ConocoPhillips is an integrated petroleum company with interests around the world. For more information, go to www.conocophillips.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for the historical and factual information contained herein, the matters set forth in this press release, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "estimates, "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by Burlington Resources shareholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration of Burlington Resources operations into ConocoPhillips will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of ConocoPhillips' and Burlington Resources' reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

ConocoPhillips will file a Form S-4, Burlington Resources will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission
(SEC). INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov.

ConocoPhillips, Burlington Resources, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Burlington Resources' stockholders in connection with the merger. Information about the directors and executive officers of ConocoPhillips and their ownership of ConocoPhillips stock will be set forth in the proxy statement for ConocoPhillips' 2006 Annual Meeting of Stockholders. Information about the directors and executive officers of Burlington Resources and their ownership of Burlington Resources stock will be set forth in the proxy statement for Burlington Resources' 2006 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

Investors should read the Form S-4 and proxy statement carefully when they become available before making any voting or investment decisions.

                                   # # #

Contacts:
For ConocoPhillips                         For Burlington Resources
Investors:                                 Investors:
Gary Russell                               Lee Ahlstrom
212-207-1996                               (713) 624-9548

Media:
Sam Falcona                                James Bartlett
281-293-5966                               (713) 624-9354